EXHIBIT 12


                                ASHLAND INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (In millions)

                                                                                                                 Six months ended
                                                                       Years ended September 30                      March 31
                                                     -------------------------------------------------------  ----------------------
                                                        1998       1999        2000       2001       2002        2002        2003
                                                     ---------  ---------   ---------  ---------  ----------  ----------  ----------
EARNINGS
--------

Income (loss) from continuing operations             $    178   $    291    $    288   $    403   $     129   $      17   $     (32)
Income taxes                                              114        194         189        273          71          10         (17)
Interest expense                                          133        141         189        160         133          68          62
Interest portion of rental expense                         40         35          39         41          36          18          16
Amortization of deferred debt expense                       1          1           2          2           2           1           1
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                          (62)       (12)       (112)       (90)         20          58          34
                                                     ---------  ---------   ---------  ---------  ----------  ----------  ----------
                                                     $    404   $    650    $    595   $    789   $     391   $     172   $      64
                                                     =========  =========   =========  =========  ==========  ==========  ==========


FIXED CHARGES
-------------

Interest expense                                     $    133   $    141    $    189   $    160   $     133   $      68   $      62
Interest portion of rental expense                         40         35          39         41          36          18          16
Amortization of deferred debt expense                       1          1           2          2           2           1           1
                                                     ---------  ---------   ---------  ---------  ----------  ----------  ----------
                                                     $    174   $    177    $    230   $    203   $     171   $      87   $      79
                                                     =========  =========   =========  =========  ==========  ==========  ==========


RATIO OF EARNINGS TO FIXED CHARGES                       2.32       3.67        2.59       3.89        2.29        1.98        0.81

